Exhibit 8.1

H. MAURICE MITCHELL

(1925-2011)

JOHN K. BAKER

SHERRY P. BARTLEY

STEVE BAUMAN

R. T. BEARD, III

C. DOUGLAS BUFORD, JR.

BURNIE BURNER[1]

FREDERICK K. CAMPBELL[2]

MICHELLE H. CAULEY

CHARLES B. CLIETT, JR.[3]

KEN COOK

CATHERINE M. CORLESS[4]

ELISABETH S. DELARGY[5]

JILL GRIMSLEY DREWYOR[6]

DOAK FOSTER[2]

BYRON FREELAND

KAREN P. FREEMAN[7]

JENNY T. GARRETT[8]

ALLAN GATES[2]

KATHLYN GRAVES

HAROLD W. HAMLIN

L. KYLE HEFFLEY[9]

ANTON L. JANIK, JR. [10]

M. SAMUEL JONES III

TONY JUNEAU

JOHN ALAN LEWIS

WALTER E. MAY

BRUCE MCCANDLESS III[11]

LANCE R. MILLER

STUART P. MILLER

T. ARK MONROE, III[2]

TODD L. NEWTON

MARSHALL S. NEY

JENNIFER R. PIERCE

CHRISTOPHER D. PLUMLEE

LYN P. PRUITT

CHRISTOPHER T. ROGERS

J. SCOTT SCHALLHORN

BARRY G. SKOLNICK[12]

DERRICK W. SMITH[2]

STAN D. SMITH

JEFFREY L. SPILLYARDS

JEFFREY THOMAS[2]

BRIAN A. VANDIVER

WILLIAM H.L. WOODYARD, III, P.A.

WALTER G. WRIGHT, JR.

LEIGH ANNE YEARGAN

TOD YESLOW[7]

425 WEST CAPITOL AVENUE, SUITE 1800 LITTLE ROCK, ARKANSAS 72201-3525 TELEPHONE 501-688-8800 FAX 501-688-8807

9ANGELA ARTHERTON

MELISSA BANDY

1K.C. BARNER

TRAV BAXTER

CORY D. CHILDS

CRAIG R. COCKRELL

COURTNEY C. CROUCH, III

ALEX T. GRAY

MEGAN HARGRAVES

BEN D. JACKSON

14HOLLY LAR

CHRISTOPHER A. MCNULTY

KATIE M. PAPASAN

BRIAN A. PIPKIN

7KATHY SHARP

BRADFORD R. SHUMPERT

ZACHARY T. STEADMAN

MARY CATHERINE WAY

ADRIENNE L. WOODS

ASHLEY D. YOUNGER

COUNSEL

MICHELE ALLGOOD

BENJAMIN D. BRENNER

JASON T. BROWNING

7ADRIA W. CONKLIN

JANE W. DUKE

14GEORGE R. ERNST

7MARTHA MCKENZIE HILL

MARGARET A. JOHNSTON

KEVIN LEMLEY

D. NICOLE LOVELL

15JULIE M. POMERANTZ

CLAYBORNE S. STONE

KAREN WHATLEY

OF COUNSEL

W. CHRISTOPHER BARRIER

JOSEPH W. GELZINE

DONALD H. HENRY

13HERMANN IVESTER

ANNE S. PARKER

1LARRY PARKS

JOHN S. SELIG

MARCELLA J. TAYLOR

RICHARD A. WILLIAMS

1 ONLY ADMITTED IN TEXAS

2 ADMITTED IN DISTRICT OF COLUMBIA AND ARKANSAS

3 ADMITTED IN ARIZONA, TEXAS AND ARKANSAS

4 ADMITTED IN TENNESSEE AND ARKANSAS

5 ADMITTED IN TENNESSEE AND TEXAS

6 ADMITTED IN OKLAHOMA AND ARKANSAS

7 ADMITTED IN TEXAS AND ARKANSAS

8 ADMITTED IN LOUISIANA AND ARKANSAS

9 ADMITTED IN MISSOURI AND ARKANSAS

August 27, 2013

10 ADMITTED IN COLORADO AND ARKANSAS

11 ADMITTED IN NEW YORK, WASHINGTON, D.C. AND TEXAS

12 ADMITTED IN NEW YORK AND PENNSYLVANIA

13 ADMITTED IN TEXAS, COLORADO AND ARKANSAS

14 ADMITTED IN THE U.S. PATENT

AND TRADEMARK OFFICE AND ARKANSAS

15 ADMITTED IN PENNSYLVANIA AND ARKANSAS

16 ADMITTED IN GEORGIA AND TEXAS

ALL OTHERS ADMITTED ONLY in Arkansas

First National Security Company

135 Section Line Road

Hot Springs, AR 71913

Re:	Agreement and Plan of Merger by and Between First Federal Bancshares of Arkansas, Inc. and First National Security Company dated as of July 1, 2013

Ladies and Gentlemen:

We have acted as counsel to First National Security Company, an Arkansas corporation (“FNSC”), in connection with the proposed merger (the “Merger”) of FNSC with and into First Federal Bancshares of Arkansas, Inc., an Arkansas corporation (“FFBA”), pursuant to the terms of that certain Agreement and Plan of Merger dated as of July 1, 2013, by and between FFBA and FNSC (the “Plan”). This opinion is being rendered as required by Section 8.3(d) of the Plan. Capitalized terms used and not otherwise defined in this opinion letter have the respective meanings set forth in the Plan.

We are members of the Bar of the State of Arkansas and have been asked by FNSC to furnish this opinion letter. In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plan, (ii) the Registration Statement on Form S-4 (Registration No. 333-____________) filed by FFBA with the Securities and Exchange Commission (the “Registration Statement”), and (iii) such other documents, records, resolutions, certificates and other instruments as we have deemed necessary or appropriate in order to enable us to render the opinions set forth herein.

First National Security Company

August 27, 2013

In rendering the opinions set forth herein, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant.

In our examination, we have assumed, without independent investigation or review, that:

(1)          All documents submitted to us as originals are authentic, all signatures on all documents are genuine, all documents submitted to us as certified, conformed or photostatic copies conform to the original documents, and the originals of such copies are authentic;

(2)          Each document reviewed by us (a) has been or will be fully executed and delivered in substantially the same form, (b) is or will be in full force and effect, and (c) has not been and will not be amended or modified in any respect;

(3)          All parties to the documents at all times had and will have full corporate power, authority and capacity to enter into, execute and perform all obligations under those documents and to observe and perform the terms and conditions thereof;

(4)          The factual matters, statements and recitations contained in the documents (or otherwise made known to us as of the date hereof) are accurate, true and complete; and

(5)          The Merger will be effected in accordance with the terms of the Plan.

In rendering our opinions set forth herein, we have also relied upon certain assumptions and written representations by FNSC.

Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

(a)          Under current law, the Merger will constitute a tax-free reorganization as described in § 368(a)(1)(A) of the Code, and FFBA and FNSC will each be a party to the reorganization within the meaning of § 368(b) of the Code.

(b)          FNSC will not recognize gain or loss for federal income tax purposes in connection with the Merger.

First National Security Company

August 27, 2013

(c)          No gain or loss will be recognized by holders of shares of FNSC common stock, par value $0.01 per share (“FNSC Common Stock”), as a result of the exchange of such shares for shares of FFBA common stock, par value $0.01 per share (“FFBA Common Stock”) pursuant to the Merger, except that gain or loss will be recognized on cash, if any, received in lieu of fractional shares and cash received as provided for in the Plan. Any cash received by a FNSC shareholder in lieu of a fractional share will be treated as received in exchange for such fractional share and not as a dividend, and any gain or loss recognized as a result of such cash will be capital gain or loss equal to the difference between the cash received and the portion of the shareholder’s basis in the FNSC Common Stock allocable to such fractional share interest. Any cash received by a FNSC shareholder as provided in the Plan that is not received in lieu of fractional shares will be treated as received in an exchange and gain will be recognized by such FNSC shareholder in an amount equal to the lesser of the cash received or the excess of the amount of cash and the value of the FFBA Common Stock received by such FNSC shareholder over such FNSC shareholder’s basis in the FNSC stock surrendered by such FNSC shareholder.

(d)          The tax basis of the shares of FFBA Common Stock received by a FNSC shareholder will equal the tax basis of such shareholder’s shares of FNSC Common Stock (reduced by an amount allocable to fractional share interests for which cash is received) exchanged in the Merger, decreased by the amount of cash received in the Merger and increased by the amount of gain recognized as a result of the Merger.

(e)          The holding period for the shares FFBA Common Stock received by a FNSC shareholder will include the holding period for the shares of FNSC Common Stock of such shareholder exchanged in the Merger.

Except as set forth above, we express no opinion as to the tax consequences to any party, whether federal, state, local, or foreign, of the Merger or of any transactions related to the Merger or otherwise contemplated by the Plan. We do not purport to describe herein all tax consequences that might flow from the Merger. The opinions expressed above concern only the effect of the laws (excluding the principles of conflict of laws) of Arkansas and the United States as currently in effect.

The opinions set forth herein are expressed as of the date hereof and are based upon applicable law and relevant documents as they exist as of the date hereof. We assume no obligations to update or supplement these opinions to reflect any facts that may hereafter come to our attention or any changes in law that may hereafter occur. The opinions set forth herein are limited to matters expressly set forth herein, and no opinion is to be inferred or implied beyond the matters expressly so stated.

The foregoing opinions are for the exclusive reliance by FNSC and the FNSC shareholders. The opinions set forth herein are rendered solely in connection with the above-referenced transaction, and should not be relied upon in any other transaction, or used, circulated, quoted, published or relied upon for any other purpose without our express written consent, except that you may deliver copies of this opinion to (a) independent auditors, accountants, attorneys and other professionals acting on your behalf, (b) governmental agencies having regulatory authority over you, and (c) designated persons pursuant to an order or legal process of any court or governmental agency.

First National Security Company

August 27, 2013

The opinions set forth herein represent our reasoned judgment as to certain matters of law based upon facts presented or presumed and are not and should not be considered or construed as a guaranty. The liability of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. is limited to the fullest extent possible under Ark. Code Ann. § 16-114-303.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm under the caption “Certain Tax Matters” as having passed upon certain federal income tax matters for FNSC. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933.

Very truly yours,

MITCHELL, WILLIAMS, SELIG,
GATES & WOODYARD, P.L.L.C.